UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 1, 2007

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, the Compensation Committee of the Mothers Work, Inc. (the “Company”) Board of Directors approved increases to the base salary of each of the executive officers named below effective as of October 1, 2007 (the beginning of fiscal year 2008). The following table sets forth the annual salary rates for each of the executive officers as of the end of fiscal year 2007 and the new rates for fiscal year 2008:

Executive Officer	Title	Base Salary Rate at end of FY 2007	Base Salary Rate for FY 2008

Dan W. Matthias	Chairman of the Board and Chief Executive Officer	$531,803	$542,439

Rebecca C. Matthias	President, Chief Creative Officer and Acting Chief Merchandising Officer	$531,803	$542,439

Edward M. Krell	Chief Operating Officer & Chief Financial Officer	$525,000	$530,998

The Company intends to provide additional information regarding the compensation awarded to the executive officers in respect of and during the fiscal year ended September 30, 2007, in the proxy statement for the Company’s 2008 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in December 2007.

The disclosure in this Current Report of any compensatory plan, contract or arrangement, or any amendment of any compensatory plan, contract or arrangement, or any grant or award under any plan, contract or arrangement, shall not constitute an admission that any such plan, contract, arrangement, amendment, grant or award is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 2, 2007		MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Chief Operating Officer & Chief Financial Officer